Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Hilary Ginsberg	NYSE: AMTG
(212) 822-0767

APOLLO RESIDENTIAL MORTGAGE, INC. REPORTS

THIRD QUARTER 2015 FINANCIAL RESULTS

New York, NY, November 5, 2015 – Apollo Residential Mortgage, Inc. (the “Company”) (NYSE: AMTG) today reported financial results for the quarter ended September 30, 2015.

Third Quarter 2015 Financial Summary

•	Net loss allocable to common stock and participating securities of $25.2 million, or $(0.79) per basic and diluted share of common stock;

•	Operating earnings(1) of $17.4 million, or $0.54 per share of common stock;

•	Declared a $0.48 dividend per share of common stock for the quarter.

Third Quarter 2015 Portfolio Summary

•	Book value per share of common stock of $17.08 at September 30, 2015;

•	Repurchased 360,800 shares of common stock at a weighted average per share price of $13.86, representing approximately 1% of shares of common stock outstanding at quarter end;

•	$3.3 billion residential mortgage backed securities (“RMBS”) portfolio consisted of Agency RMBS with an estimated fair value of $2.0 billion and non-Agency RMBS with an estimated fair value of $1.3 billion;

•	RMBS, securitized mortgage loans and other credit investment portfolio had a 2.58% effective net interest rate spread at September 30, 2015(1);

•	Average leverage multiple of 4.1x for the quarter ended September 30, 2015;

•	$12.4 million of advances outstanding on warehouse line receivable, $25.0 million of legal title to real estate subject to bond-for-title contracts (“BFT Contracts”) and $7.4 million of mortgage loans outstanding associated with the Seller Financing Program(2) at September 30, 2015;

•	Increased net positions in Agency risk sharing securities, small-balance commercial mortgage backed securities (“SBC-MBS”) and Small Business Administration interest-only securities (“SBA-IO”) by $9.0 million, $1.0 million and $3.0 million, respectively.

“The global fixed income markets were extremely volatile in the third quarter, resulting in spread widening across the mortgage backed securities sector and, consequently, negatively impacting AMTG’s book value per common share,” said Michael Commaroto, Chief Executive Officer and President of the Company. “While AMTG’s book value declined, the Company’s investment portfolio continued to produce solid operating earnings. We continue to focus on expanding AMTG’s credit-related investment initiatives as we remain constructive on the overall housing market.”

(1)	Reflects a “non-GAAP” financial measure (i.e., a measure that is not calculated in accordance with U.S. Generally Accepted Accounting Principles). See “Reconciliations of Non-GAAP Financial Measures” in this press release.
(2)	The “Seller Financing Program” refers to the initiative whereby the Company provides funding through a warehouse line to a third-party to finance the acquisition and improvement of single-family homes. Once the homes are improved, they are marketed for sale, with the seller providing financing to the buyer in the form of a mortgage loan or a BFT Contract. The mortgage loans and BFT Contracts may be purchased by the Company or by an unrelated third party from the counterparty, at which time the associated balance on the warehouse line is repaid.

Portfolio Summary (Table 1)

The following table sets forth additional detail regarding the Company’s RMBS, other investment securities and securitized mortgage loans as of September 30, 2015:

	Principal Balance	Premium/ (Discount), Net(1)	Amortized Cost(2)	Estimated Fair Value	Unrealized Gain/ (Loss), net	Weighted Average Coupon	Estimated Weighted Average Yield(3)
($ amounts in thousands)
Agency pass-through RMBS 30-Year Mortgages:
ARM-RMBS	$284,721	$20,098	$304,819	$303,121	$(1,698)	2.44%	1.27%
3.5% coupon	487,485	23,854	511,339	509,008	(2,331)	3.50%	2.69%
4.0% coupon	1,078,684	69,056	1,147,740	1,157,162	9,422	4.00%	2.83%

	1,850,890	113,008	1,963,898	1,969,291	5,393	3.63%	2.55%

Agency IO(4)	—	—	55,880	54,579	(1,301)	2.25%	6.40%

Agency Inverse IO(4)	—	—	7,304	7,571	267	6.81%	14.18%

Total Agency securities	1,850,890	113,008	2,027,082	2,031,441	4,359	3.37%	2.70%

Non-Agency RMBS	1,438,932	(247,517)	1,191,415	1,240,188	48,773	1.48%	6.21%

Total RMBS	$3,289,822	$(134,509)	$3,218,497	$3,271,629	$53,132	2.67%	4.00%

Securitized Mortgage Loans	$218,372	$(52,459)	$165,913	$173,322	$7,409	6.04%	9.20%

Other Investment Securities(4)	$174,561	$(9,493)	$168,066	$162,722	$(5,344)	2.51%	5.66%

Total	$3,682,755	$(196,461)	$3,552,476	$3,607,673	$55,197	3.02%	4.32%

(1)	A portion of the purchase discount on non-Agency RMBS is not expected to be recognized as interest income, and is instead viewed as a credit discount. At September 30, 2015, the Company’s non-Agency RMBS had gross discounts of $247,722, which included credit discounts and other-than-temporary impairments (“OTTI”) of $90,998, and Other Investment Securities had gross discounts of $9,952, which included credit discounts and OTTI of $682.
(2)	Amortized cost is reduced by allowances for loan losses on securitized mortgage loans and OTTI on investment securities.
(3)	The estimated weighted average yield at September 30, 2015 presented incorporates estimates for future prepayment assumptions and forward interest rate assumptions on all RMBS and loss assumptions on non-Agency RMBS; actual future results may differ significantly.
(4)	Agency IO, Agency Inverse IO and SBA-IO are interest only (“IO”) and inverse IO securities that receive interest payments, but no principal payments, made on a related series of assets, based on a notional balance. At September 30, 2015, the Company’s investments in Agency IO had a notional balance of $565,199, Agency Inverse IO had a notional balance of $41,145 and SBA-IO had a notional balance of $27,900.

As of September 30, 2015, the average cost basis of the Company’s Agency RMBS pass-through portfolio was 106.1% of par value and the average cost basis of the Company’s non-Agency RMBS portfolio was 82.8% of par value.

The Agency RMBS pass-through portfolio experienced prepayments at an average one month constant prepayment rate (“CPR”) for the quarter ended September 30, 2015 of 7.3%. Including Agency IOs and Agency Inverse IOs, the Agency RMBS portfolio experienced prepayments at an average one month CPR of 7.6% for the quarter ended September 30, 2015.

Other Investments (Table 2)

The following table sets forth the Company’s other investments at September 30, 2015:

($ amounts in thousands)	Carrying Value
Warehouse line receivable	$12,424
Real estate subject to BFT Contracts, net of accumulated depreciation(1)(2)	24,953
Mortgage loans purchased through Seller Financing Program	7,391

Total Other Investments	$44,768

(1)	Reflects legal title to real estate subject to BFT Contracts at September 30, 2015, which had an aggregate principal balance of $25,321 with a weighted average contractual interest rate of 8.22%.
(2)	Net of $368 of accumulated depreciation.

Portfolio Financing

At September 30, 2015, the Company had master repurchase agreements with 24 counterparties and had outstanding repurchase borrowings with 18 counterparties totaling approximately $3.0 billion.

(Table 3)

The following table sets forth information about the Company’s borrowings at September 30, 2015:

($ amount in thousands)	Balance	Weighted Average Contractual Borrowing Rate	Weighted Average Remaining Maturity (days)
Securities Financed:
Agency RMBS	$1,809,868	0.44%	16
Non-Agency RMBS(1)	1,078,703	1.89	130
Other investment securities	122,454	1.80	155

Total	$3,011,025	1.02%	63

(1)	Includes $91,758 of repurchase borrowings collateralized by $125,948 of non-Agency RMBS that were eliminated from the Company’s consolidated balance sheet in consolidation with the variable interest entities associated with the Company’s securitization transactions. These borrowings are indirectly collateralized by the Company’s securitized mortgage loans.

(Table 4)

The Company’s derivative instruments consisted of the following at September 30, 2015:

($ amounts in thousands)	Notional Amount	Estimated Fair Value
Swaptions – assets	$1,100,000	$1,633
Swaps – (liabilities)	1,687,000	(21,671)
Swaptions – (liabilities)	200,000	(3,924)
Short TBA Contracts – (liabilities)	125,000	(820)

Total derivative instruments	$3,112,000	$(24,782)

(Table 5)

The following table summarizes the weighted average fixed-pay rate and weighted average maturity for the Company’s Swaps at September 30, 2015:

Term to Maturity ($ amount in thousands)	Notional Amount	Weighted Average Fixed Pay Rate	Weighted Average Maturity (years)
Less than one year	$45,000	1.33%	0.9
More than one year up to and including three years	1,064,000	1.05	1.9
More than three years up to and including five years	64,000	2.28	4.8
More than five years	514,000	2.11	7.5

Total	$1,687,000	1.43%	3.6

(Table 6)

The following tables present information about the Company’s Swaptions at September 30, 2015:

($ amounts in thousands)	Option			Underlying Swap
Purchase Contracts: Fixed-Pay Rate for Underlying Swap	Premium Cost	Fair Value	Weighted Average Months Until Option Expiration	Notional Amount	Weighted Average Swap Term (Years)	Weighted Average Fixed-Pay Rate
2.34 – 2.50%	$854	$30	3.7	$100,000	5.0	2.34%
2.51 – 2.75%	553	145	9.9	75,000	5.0	2.72
2.76 – 3.00%	6,360	882	3.5	475,000	10.0	2.94
3.01 – 3.25%	2,794	576	8.9	200,000	10.0	3.20
3.26 – 3.50%	3,201	—	1.4	250,000	10.0	3.31

Total	$13,762	$1,633	5.1	$1,100,000	9.2	3.00%

($ amounts in thousands)	Option			Underlying Swap
Sale Contracts: Fixed-Pay Rate for Underlying Swap	Premium (Received)	Fair Value	Weighted Average Months Until Option Expiration	Notional Amount	Weighted Average Swap Term (Years)	Weighted Average Fixed-Pay Rate
1.72%	$(500)	$(1,090)	9.9	$75,000	5.0	1.72%
1.99%	(640)	(1,001)	11.7	50,000	10.0	1.99
2.14%	(953)	(1,833)	9.9	75,000	10.0	2.14

Total	$(2,093)	$(3,924)	10.4	$200,000	8.1	1.95%

Estimated Taxable Income

The Company’s taxable income may vary significantly on a quarterly basis. Estimated taxable income for the quarter ended September 30, 2015 was $0.41 per share of common stock, or $0.13 lower than the Company’s operating earnings per share of common stock. This difference primarily reflects estimated tax to GAAP timing differences associated with discount accretion on certain non-Agency RMBS. These fluctuations primarily are attributable to changes in cash flows on the Company’s locked-out non-Agency RMBS, which impacts the timing of market discount accretion the Company recognizes for tax purposes on such securities. Certain locked-out bonds may move from being locked-out to current pay, and vice-versa, depending on the performance of the underlying collateral and the associated triggers specified in the securitization structure.

Book Value

The Company’s book value per share of common stock at September 30, 2015 was $17.08 as compared to book value per share of common stock of $18.31 at June 30, 2015.

Teleconference and Website Presentation Details:

The Company will be hosting a conference call to discuss its financial results on Friday, November 6, 2015 at 10:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s third quarter 2015 earnings teleconference call should dial from the U.S., (877) 445-0818, or from outside the U.S., (724) 498-0351, shortly before 10:00 a.m. and reference the Apollo Residential Mortgage, Inc. Teleconference Call (number 55946348). Please note the teleconference call will be available for replay beginning at 1:00 p.m. on Friday, November 6, 2015, and ending at midnight on Friday, November 13, 2015. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 55946348.

Webcast:

The conference call will also be available on the Company’s website at www.apolloresidentialmortgage.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Supplemental Information

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the investor relations section of the Company’s website at www.apolloresidentialmortgage.com.

About Apollo Residential Mortgage, Inc.

Apollo Residential Mortgage, Inc. is a real estate investment trust that invests in and manages residential mortgage-backed securities and other residential mortgage assets throughout the United States. The Company is externally managed and advised by ARM Manager, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC (NYSE:APO), a leading global alternative investment manager with approximately $161.8 billion of assets under management at September 30, 2015. Additional information can be found on the Company’s website at www.apolloresidentialmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Company claims the protections of the safe harbor for forward-looking statements contained in such sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words “believe”, “expect”, “anticipate”, “estimate”, “plan”, “continue”, “intend”, “should”, “may”, or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company’s industry, interest rates, real estate values, the debt securities markets, the U.S. housing market or the general economy or the demand for residential mortgage loans; the Company’s business and investment strategy; the Company’s operating results and potential asset performance; availability of opportunities to acquire Agency RMBS, non-Agency RMBS, residential mortgage loans and other residential mortgage assets or other real estate related assets; changes in the prepayment rates on the mortgage loans securing the Company’s RMBS management’s assumptions regarding default rates on the mortgage loans securing the Company’s non-Agency RMBS; the Company’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowing; the Company’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by the Company to accrete the market discount on non-Agency RMBS, realized losses and changes in the composition of the Company’s Agency RMBS and non-Agency RMBS portfolios that may occur during the applicable tax period, including gain or loss on any RMBS disposals; expected leverage; general volatility of the securities markets in which the Company participates; the Company’s expected portfolio and scope of the Company’s target assets; the Company’s expected investment and underwriting process; interest rate mismatches between the Company’s target assets and any borrowings used to fund such assets; changes in interest rates and the market value of the Company’s target assets; rates of default or decreased recovery rates on the Company’s assets; the degree to which the Company’s hedging strategies may or may not protect the Company from interest rate volatility and the effects of hedging instruments on the Company’s assets; the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters affecting the Company’s business; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of the Company’s board of directors and will depend on, among other things, the Company’s taxable income, the Company’s financial results and overall financial condition and liquidity; maintenance of the Company’s qualification as a real estate investment trust for U.S. Federal income tax purposes and such other factors as the Company’s board of directors deems relevant; the Company’s ability to maintain its exclusion from registration as an investment company under the Investment Company Act of 1940, as amended; availability of qualified personnel through ARM Manager, LLC; and the Company’s understanding of its competition. For a further list and description of such risks and uncertainties, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Apollo Residential Mortgage, Inc. and Subsidiaries Consolidated Balance Sheets

(in thousands – except share and per share data)

	September 30, 2015	December 31, 2014
	(Unaudited)
Assets:
Cash and cash equivalents	$101,852	$114,443
Restricted cash	69,662	69,006
RMBS, at fair value ($3,149,183 and $3,583,853 pledged as collateral, respectively)	3,271,629	3,755,632
Securitized mortgage loans transferred to consolidated variable interest entities, at fair value	173,322	104,438
Other investment securities, at fair value ($155,109 and $34,228 pledged as collateral, respectively)	162,722	34,228
Other investments	44,768	40,561
Mortgage loans, at fair value ($0 and $13,602 pledged as collateral, respectively)	—	14,120
Investment related receivable ($1,702 and $168,705 pledged as collateral, respectively)	6,225	191,455
Interest receivable	10,108	10,455
Derivative instruments, at fair value	1,633	11,642
Other assets	1,583	2,073

Total Assets	$3,843,504	$4,348,053

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under repurchase agreements	$3,011,025	$3,402,327
Non-recourse securitized debt, at fair value	21,243	34,176
Investment related payable	36,516	76,105
Obligation to return cash held as collateral	280	2,546
Accrued interest payable	7,255	13,026
Derivative instruments, at fair value	26,415	8,949
Payable to related party	5,271	4,968
Dividends and dividend equivalents payable	19,067	18,305
Accounts payable, accrued expenses and other liabilities	1,745	1,699

Total Liabilities	3,128,817	3,562,101

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 6,900,000 shares issued and outstanding ($172,500 aggregate liquidation preference)	$69	$69
Common stock, $0.01 par value, 450,000,000 shares authorized, 31,741,881 and 32,088,045 shares issued and outstanding, respectively	317	321
Additional paid-in-capital	789,245	793,274
Accumulated deficit	(74,944)	(7,712)

Total Stockholders’ Equity	714,687	785,952

Total Liabilities and Stockholders’ Equity	$3,843,504	$4,348,053

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Statements of Operations (in thousands – except per share data) (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Interest Income:
RMBS	$34,321	$36,277	$105,753	$108,093
Securitized mortgage loans	3,832	1,871	9,805	6,044
Other	2,861	394	6,369	726

Total Interest Income	41,014	38,542	121,927	114,863

Interest Expense:
Repurchase agreements	(7,814)	(7,310)	(23,181)	(21,214)
Securitized debt	(394)	(398)	(1,092)	(1,272)

Total Interest Expense	(8,208)	(7,708)	(24,273)	(22,486)

Net Interest Income	32,806	30,834	97,654	92,377

Other Income/(Loss), net:
Realized gain/(loss) on sale of RMBS, net	3,331	2,581	7,340	(16,301)
Other-than-temporary impairments recognized	(7,088)	(3,817)	(9,860)	(8,933)
Gain/(loss) on derivative instruments, net (includes $(31,882), $12,434, $(24,045) and $(20,751) of unrealized gains/(losses) respectively)	(41,145)	801	(55,203)	(63,522)
Realized gain on sale of other investment securities, net	—	—	102	—
Unrealized gain/(loss) on RMBS, net	161	(13,154)	(26,325)	94,199
Unrealized gain/(loss) on securitized debt	172	67	1,186	(287)
Unrealized gain/(loss) on securitized mortgage loans, net	(576)	(650)	(110)	2,440
Unrealized gain/(loss) on other investment securities	(3,014)	(101)	(5,583)	75
Other, net	(52)	39	(43)	14

Other Income/(Loss), net	(48,211)	(14,234)	(88,496)	7,685

Operating Expenses:
General and administrative (includes ($171), ($144), ($967) and ($1,011) of non-cash stock based compensation, respectively)	(3,705)	(2,925)	(11,210)	(8,941)
Management fee – related party	(2,667)	(2,800)	(8,349)	(8,360)

Total Operating Expenses	(6,372)	(5,725)	(19,559)	(17,301)

Net Income/(Loss)	$(21,777)	$10,875	$(10,401)	$82,761

Preferred Stock Dividends Declared	(3,450)	(3,450)	(10,350)	(10,350)

Net Income/(Loss) Allocable to Common Stock and Participating Securities	$(25,227)	$7,425	$(20,751)	$72,411

Earnings/(Loss) per Share of Common Stock – Basic and Diluted	$(0.79)	$0.23	$(0.65)	$2.25

Dividends Declared per Share of Common Stock	$0.48	$0.44	$1.44	$1.26

Reconciliations of Non-GAAP Financial Measures

Included in this press release are disclosures about the Company’s “operating earnings,” “operating earnings per share of common stock,” “effective levered asset yield” and “effective net interest rate spread” which measures constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company believes that the non-GAAP financial measures presented, when considered together with GAAP financial measures, provide information that is useful to investors in understanding the Company’s operating results. An analysis of any non-GAAP financial measures should be made in conjunction with results presented in accordance with GAAP.

Operating earnings and operating earnings per share of common stock presented exclude, as applicable: (i) certain realized and unrealized gains and losses recognized through earnings; (ii) non-cash equity compensation; (iii) one-time events pursuant to changes in GAAP; and (iv) certain other non-cash charges. Operating earnings is a non-GAAP financial measure that is used by the Manager to assess the Company’s business results.

While the Company has not elected hedge accounting under GAAP for its Swaps, such derivative instruments are viewed by the Company as an economic hedge against increases in future market interest rates. To present how the Company views its Swaps, the Company provides the “effective cost of funds” which is comprised of GAAP interest expense plus the interest expense component for Swaps. The interest expense component of the Company’s Swaps reflects the net interest payments made or accrued on its Swaps. The Company believes that the presentation of effective cost of funds is useful for investors as it presents the Company’s borrowing costs as viewed by management.

The Company believes that the non-GAAP measures presented provide investors and other readers of this press release with meaningful information to assess the performance of the Company’s ongoing business and believes it is useful supplemental information for both management and investors in evaluating the Company’s financial results. The primary limitation associated with operating earnings as a measure of the Company’s financial performance over any period is that such measure excludes, except for the net interest component of Swaps, the effects of net realized and unrealized gains and losses from investments and realized and unrealized gains and losses from derivative instruments. In addition, the Company’s presentation of operating earnings may not be comparable to similarly-titled measures of other companies, who may use different definitions or calculations for such term. As a result, operating earnings should not be considered as a substitute for GAAP net income as a measure of the Company’s financial performance or the Company’s liquidity under GAAP.

A reconciliation of the GAAP items discussed above to their non-GAAP measures for the three and nine month periods ended September 30, 2015 and the three and nine month periods ended September 30, 2014, are presented in the tables below.

(Table 7)

The following tables reconcile net income allocable to common stockholders with operating earnings for the three and nine months ended September 30, 2015 and September 30, 2014, respectively:

	Three Months Ended September 30, 2015		Three Months Ended September 30, 2014
($ amounts in thousands except share and per share data)		Per Share		Per Share
Net income/(loss) allocable to common stockholders	$(25,384)	$(0.79)	$7,344	$0.23
Adjustments:
Realized (gain) on sale of RMBS, net	(3,331)	(0.11)	(2,581)	(0.08)
Unrealized (gain)/loss on RMBS, net	(161)	—	13,154	0.41
OTTI recognized	7,088	0.22	3,817	0.12
Unrealized (gain)/loss on derivative instruments, net	31,882	1.00	(12,434)	(0.39)
Other unrealized (gain)/loss, net	3,418	0.11	684	0.02
Non-cash stock-based compensation expense	171	—	144	—
Realized loss on Swap and Swaption terminations, net	1,863	0.05	6,505	0.20
Realized loss on TBA Contracts	2,526	0.08	—	—
Tax amortization of (loss) on Swaption terminations and expirations, net	(721)	(0.02)	(250)	—
Other	—	—	(11)	—

Total adjustments to arrive at operating earnings	42,735	1.33	9,028	0.28

Operating earnings	$17,351	$0.54	$16,372	$0.51

Weighted average shares of common stock	31,947		32,035

(Table 8)

	Nine Months Ended September 30, 2015		Nine Months Ended September 30, 2014
($ amounts in thousands except share and per share data)		Per Share		Per Share
Net income allocable to common stockholders	$(21,215)	$(0.65)	$71,960	$2.25
Adjustments:
Realized (gain)/loss on sale of RMBS, net	(7,340)	(0.23)	16,301	0.51
Realized (gain) on sale of other investment securities, net	(102)	—	—	—
Unrealized (gain)/loss on RMBS, net	26,325	0.82	(94,199)	(2.94)
OTTI recognized	9,860	0.30	8,933	0.28
Unrealized (gain)/loss on derivative instruments, net	24,045	0.75	20,751	0.65
Other unrealized (gain)/loss, net	4,507	0.14	(2,228)	(0.07)
Non-cash stock-based compensation expense	967	0.03	1,011	0.03
Realized loss on Swap and Swaption terminations, net	11,895	0.37	20,617	0.64
Realized loss on TBA Contracts	4,503	0.14	7,156	0.22
Tax amortization of (loss) on Swaption terminations and expirations, net	(1,779)	(0.06)	(342)	(0.01)
Other	—	—	52	—

Total adjustments to arrive at operating earnings	72,881	2.26	(21,948)	(0.69)

Operating earnings	$51,666	$1.61	$50,012	$1.56

Weighted average shares of common stock	32,013		32,024

(Table 9)

The following table details Effective Net Interest Spread at September 30, 2015:

	Agency RMBS	Non-Agency RMBS and Other Credit Investments	Securitized Mortgage Loans	Weighted Average
Asset Yield	2.70%	5.95%	9.20%	4.27%
Interest Expense	0.44%	1.84%	2.83%	1.04%
Cost of Swaps	1.00%	—	1.55%	0.65%

Effective Net Interest Spread	1.26%	4.11%	4.82%	2.58%